                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
[x]  Definitive Proxy Statement                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a

                             The Dexter Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

                             THE DEXTER CORPORATION

        ONE ELM STREET - WINDSOR LOCKS, CONNECTICUT 06096 - 860/292-7675

                            NOTICE OF ANNUAL MEETING

                                                                  March 10, 1998

     The annual meeting of the shareholders of The Dexter Corporation (the "Company") will be held at The Hartford Club, 46 Prospect Street, Hartford, Connecticut, on Thursday, April 23, 1998 at 10:00 A.M., local time, for the following purposes:

     (1) To elect directors;

     (2) To ratify the selection by the Company's Board of Directors of the firm of Coopers & Lybrand L.L.P. as auditor of the Company for the year 1998;

     (3) To approve an amendment to the Company's Restated Certificate of Incorporation to change the Company's name to "Dexter Corporation"; and

     (4) To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on February 27, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,

                                          BRUCE H. BEATT,
                                          Secretary

     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please indicate your votes on the enclosed proxy and date, sign and return it in the addressed envelope which requires no postage. If you wish, you may withdraw your proxy at any time prior to the voting.

                             THE DEXTER CORPORATION

        ONE ELM STREET - WINDSOR LOCKS, CONNECTICUT 06096 - 860/292-7675

                                                                  March 10, 1998
                                PROXY STATEMENT

     This proxy statement is furnished to the shareholders of The Dexter Corporation (the "Company") in connection with the solicitation of proxies to be used in voting at the annual meeting of the shareholders of the Company to be held on Thursday, April 23, 1998. The accompanying proxy is solicited on behalf of the Board of Directors of the Company. This proxy statement and the accompanying proxy were first mailed to shareholders on March 10, 1998.

     A person giving the accompanying proxy has the power to revoke it at any time before the voting.

     The Company will bear the costs of the solicitation of proxies, which may include the reasonable expenses of brokerage firms and others for forwarding proxies and proxy materials to the beneficial owners of the Common Stock of the Company. In addition, the Company has retained Morrow & Co., Inc., 909 Third Avenue, 20th Floor, New York, NY 10022, to assist in soliciting proxies, for which services the Company will pay a fee of $5,000, plus handling, postage and out-of-pocket expenses. In addition to the use of the mails, proxies may be solicited by employees of the Company personally or by telephone or telegram. An additional fee will be paid to Morrow & Co., Inc. if it is engaged to solicit proxies by telephone.

                               VOTING SECURITIES

     The only outstanding voting securities of the Company are the shares of its Common Stock, $1 par value, 23,179,597 of which were outstanding as of February 27, 1998, and only shareholders of record at the close of business on that date will be entitled to vote at the meeting. Each share is entitled to one vote.

                                SHARE OWNERSHIP

     The following table sets forth information, as of December 31, 1997, with respect to the beneficial ownership of shares of the Common Stock of the Company by (1) certain major shareholders of the Company, (2) each director and nominee for director of the Company, (3) each of the executive officers named in the Summary Compensation Table set forth below, and (4) all directors, nominees and executive officers of the Company as a group. Such beneficial ownership is reported in accordance with the rules of the Securities and Exchange Commission, under which a person may be deemed to be the beneficial owner of shares of such Common Stock if such person has or shares the power to vote or dispose of such shares or has the right to acquire beneficial ownership of such shares within 60 days (for example, through the exercise of an option). Accordingly, the shares shown in the table as beneficially owned by certain individuals may include shares owned by certain members of their respective families. Because of such rules, more than one person may be deemed to be the beneficial owner of the same shares. The inclusion of the shares shown in the table is not necessarily an admission of beneficial ownership of those shares by the person indicated.

                                                                   SHARES OF
                                                                  COMMON STOCK      PERCENTAGE OF
                                                                  BENEFICIALLY      COMMON STOCK
                         SHAREHOLDERS                               OWNED(1)       OUTSTANDING(1)
--------------------------------------------------------------    ------------     ---------------
FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109
  (Fidelity Managed Funds)....................................      1,971,700            8.51%(2)
Mary K. Coffin, c/o The Dexter Corporation, One Elm Street,
  Windsor Locks, Connecticut 06096............................      1,300,000            5.61%(3)
Directors, Nominees and Executive Officers:
K. Grahame Walker.............................................        183,887            *
Kathleen Burdett..............................................         41,773            *

                                                                   SHARES OF
                                                                  COMMON STOCK      PERCENTAGE OF
                                                                  BENEFICIALLY      COMMON STOCK
                         SHAREHOLDERS                               OWNED(1)       OUTSTANDING(1)
--------------------------------------------------------------    ------------     ---------------
Ronald C. Benham..............................................         40,292            *
R. Barry Gettins..............................................         47,698            *
John D. Thompson..............................................         25,006            *
Charles H. Curl...............................................          2,370            *
Henrietta Holsman Fore........................................          2,990            *
Bernard M. Fox................................................          3,131            *
Robert M. Furek...............................................          2,809            *
Martha Clark Goss.............................................          3,123            *
Edgar G. Hotard...............................................          1,502            *
Peter G. Kelly................................................          5,194            *
Jean-Francois Saglio..........................................          1,923            *
Glen L. Urban.................................................          1,654            *
George M. Whitesides..........................................          3,265            *
All Directors, Nominees and Executive Officers as a Group (20
  persons)....................................................        461,380            1.99%(4)

---------------
(1) The shares reported above as beneficially owned by the following persons include vested stock options granted under the Company's stock option plans. The shares reported above also include shares issued to the following persons pursuant to the 1994 Long Term Incentive Plan as more fully described on page 9 of this proxy statement: K. Grahame Walker -- 42,174; Kathleen Burdett -- 18,922; Ronald C. Benham -- 11,430; R. Barry
    Gettins -- 12,420; John D. Thompson -- 12,522; and "All Directors, Nominees and Executive Officers as a Group" -- 141,400. Shares issued pursuant to the 1994 Long Term Incentive Plan are subject to forfeiture, but may be voted by the holders thereof unless and until forfeited. Percentages of Common Stock of less than 1% are indicated by an asterisk.

(2) Share holdings as of December 31, 1997, as reported on the Schedule 13G most recently filed by such shareholder.

(3) Of the 1,300,000 shares shown in the table as owned by Mary K. Coffin, 1,000,000 are held by Fleet Bank, N.A., trustee of a trust the beneficiary of which is Dexter D. Coffin, Jr. Mary K. Coffin is a trustee of this trust and shares the power to vote and dispose of shares owned by the trust. The power to vote and dispose of the shares owned by this trust is held by a majority of its three individual trustees. The remaining shares shown in the table are held by Mary K. Coffin through a living trust.

(4) As of December 31, 1997, "All Directors, Nominees and Executive Officers as a Group" beneficially owned 82,302 shares of the common stock of Life Technologies, Inc., an affiliate of the Company ("LTI").

                           (1) ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide for three classes of directorships, with the term of one class expiring at each annual meeting of the shareholders. Pursuant to the Bylaws, the Board of Directors has determined that effective on the date of the 1998 annual meeting, the Company shall have ten directorships, three in the class whose term will expire in 2001, three in the class whose term will expire in 2000, and four in the class whose term will expire in 1999. At the 1998 annual meeting, three directors are to be elected, all of whom shall constitute the class whose term will expire in 2001. It is intended that the shares represented by the accompanying proxy will be voted for the election of Robert M. Furek, Martha Clark Goss and Edgar G. Hotard, whose terms will expire in 2001, unless the proxy specifies otherwise.

     If for any reason any nominee should be unavailable to serve as a director at the time of the meeting, a contingency which the Board of Directors does not expect, the shares represented by the accompanying proxy may be voted for the election in his or her stead of such person as may be determined by the holders of the proxy, unless the proxy withholds authority to vote for all such nominees. Nominees shall be elected by a majority of the shares represented in person or by proxy at the meeting. An abstention shall be included in the determination of the number of shares present and voting, but shall not be counted as a vote in favor of the election of a nominee. Broker non-votes shall not be counted for any purpose. The following information relates to the nominees listed above and to the other directors of the Company.

                                    NOMINEES

  -------------------   ROBERT M. FUREK                                              Director
         Photo          since 1990
  -------------------   Mr. Furek, age 55, has been chairman of the State Board of Trustees for the Hartford, Connecticut public school system since June 1997.
                        Mr. Furek is also a partner in Resolute Partners, a private equity investment firm. Mr. Furek served as president and chief executive officer of Heublein Inc. (wine and spirits producer) from prior to
                        1993 until his retirement in December 1996. Mr. Furek is a director of Massachusetts Mutual Life Insurance Company.
                        Mr. Furek is Chairman of the Compensation & Organization Committee
                        and is on the Audit Committee.

  -------------------   MARTHA CLARK GOSS                                           Director
         Photo          since 1992
  -------------------   Mrs. Goss, age 48, has been vice president and chief financial officer of Booz, Allen & Hamilton Inc. since July 1995. From
                        September 1993 to July 1995, Mrs. Goss was a senior vice president of
                        The Prudential Insurance Company of America. From August 1994 to July
                        1995, Mrs. Goss was the enterprise control officer of The Prudential
                        Insurance Company of America; and from prior to 1993 to August 1994, she was the president of Prudential Asset Management Company, a subsidiary of The Prudential Insurance Company of America. Mrs. Goss
                        is a director of Foster Wheeler Corporation (engineering,
                        construction and manufacturing).
                        Mrs. Goss is on the Compensation & Organization Committee and the
                        Audit Committee.


  -------------------   EDGAR G. HOTARD                                              Director
         Photo          since 1996
  -------------------   Mr. Hotard, age 54, has been chief operating officer of Praxair, Inc.
                        (industrial gases supplier) since December 1997, and has been president of Praxair, Inc. since prior to 1993. Mr. Hotard is a director of Praxair, Inc., Aquarion Company (holding company for regulated utility and non-utility businesses) and Iwatani Industrial
                        Gases Corp. (industrial gases supplier in Japan).
                        Mr. Hotard is on the Compensation & Organization Committee and the
                        Environmental & Safety Committee.

                                       OTHER DIRECTORS

 Term Expiring in 2000:

  -------------------   CHARLES H. CURL                                              Director
         Photo          since 1992
  -------------------   Mr. Curl, age 49, has been president of Curl & Associates
                        (independent management consulting firm) since prior to 1993.
                        Mr. Curl is on the Environmental & Safety Committee.

  -------------------   PETER G. KELLY                                               Director
         Photo          since 1994
  -------------------   Mr. Kelly, age 60, has been chairman of Updike, Kelly & Spellacy,
                        P.C., a Hartford, Connecticut based law firm, since prior to 1993.
                        Mr. Kelly has been chairman of Meridian Worldwide, L.L.C. (public affairs firm) since 1998. Since 1997, Mr. Kelly has been chairman of the professional advisory council of C.I.S. Strategies, Ltd. (public affairs firm). From prior to 1993 to 1996 Mr. Kelly was chairman of
                        Black, Manafort, Stone & Kelly, a subsidiary of Burson-Marsteller
                        (worldwide public relations firm). Mr. Kelly was also the managing director of Black, Kelly, Scruggs & Healy (public relations firm), from 1996 to 1997. Mr. Kelly is a director of Phillips Screw Corp.
                        (manufacturer and licensor).
                        Mr. Kelly is on the Audit Committee and the Environmental & Safety
                        Committee.

  -------------------   JEAN-FRANCOIS SAGLIO                                         Director
         Photo          since 1991
  -------------------   Mr. Saglio, age 61, has been president of the French National
                        Institute for the Environment since 1995 and president of ERSO (a consulting company in France) since 1994. From prior to 1993 to 1995, he was senior vice president of CEA Industrie (industrial and financial holding company of the French Atomic Energy Commission).
                        Mr. Saglio is a former member of the cabinet of M. Pompidou,
                        President of France, and also served as director of the French
                        Administration of Environment Protection. Mr. Saglio is a director of
                        EEM (a French investment fund) and IMI (a French industrial holding company).
                        Mr. Saglio is on the Environmental & Safety Committee.

 Term Expiring in 1999:

  -------------------   HENRIETTA HOLSMAN FORE                                      Director
         Photo          since 1996
  -------------------   Mrs. Fore, age 49, has been chairman and chief executive officer of
                        Holsman International (investment and management company) and chairman and president of Stockton Products, formerly Stockton Wire
                        Products (manufacturer of steel structural products, cement additives and wire building materials) since 1993.
                        Mrs. Fore is on the Compensation & Organization Committee.

  -------------------   BERNARD M. FOX                                               Director
         Photo          since 1990
  -------------------   Mr. Fox, age 55, retired as chairman, president and chief executive officer of Northeast Utilities (public utility holding company) in
                        September 1997. Mr. Fox had been president and chief executive officer of Northeast Utilities since 1993 and had been chairman since
                        August 1995. Mr. Fox is a director of CIGNA
                        Corporation (insurance).
                        Mr. Fox is Chairman of the Audit Committee and is on the Compensation
                        & Organization Committee.

  -------------------   K. GRAHAME WALKER                                           Director
         Photo          since 1989
  -------------------   Mr. Walker, age 60, has been chairman, president and chief executive officer of the Company since April 1993. From prior to 1993 to April
                        1993, he was president and chief executive officer of the Company. He is a director of Life Technologies, Inc. (life science/biotechnology products), an affiliate of the Company.

  -------------------   GEORGE M. WHITESIDES                                        Director
         Photo          since 1985
  -------------------   Dr. Whitesides, age 58, has been a professor of chemistry at Harvard
                        University since prior to 1993. Dr. Whitesides is a director of
                        Advanced Magnetics, Inc. (medical diagnostic products), Hyperion
                        Catalysis, Inc. (medical products) and Geltex, Inc. (physical research).
                        Dr. Whitesides is Chairman of the Environmental & Safety Committee
                        and is on the Audit Committee.

     The Board of Directors currently has eleven members, one of whom is an officer of the Company. Glen L. Urban, whose term as a director expires on the date of the 1998 annual meeting, will not stand for re-election. Dr. Urban, age 57, has been dean of the Alfred P. Sloan School of Management at the Massachusetts Institute of Technology since 1993, and a professor of marketing and management sciences at the Alfred P. Sloan School of Management since prior to 1993. Dr. Urban is a director of Information Resources, Inc. (develops and maintains computerized data bases and software).

     The Board of Directors had six meetings in 1997, and six meetings have been scheduled for 1998. The Board of Directors has appointed a Compensation & Organization Committee, an Audit Committee and an Environmental & Safety Committee.

     The Compensation & Organization Committee is composed of the following five members, none of whom is an officer or employee of the Company or its subsidiaries: Robert M. Furek, Chairman, Henrietta Holsman Fore, Bernard M. Fox, Martha Clark Goss and Edgar G. Hotard. This Committee monitors the Company's compensation policy, with particular emphasis on officer remuneration matters. It also serves as a nominating committee for the Board of Directors, oversees organizational matters for the Company and the Board of Directors, and administers the granting of restricted stock under the Company's 1994 Long Term Incentive Plan and the granting of stock options under the Company's stock option plans. Five meetings of the Compensation & Organization Committee were held in 1997, and five meetings have been scheduled for 1998.

     The Audit Committee is composed of the following six members, none of whom is an officer or employee of the Company or its subsidiaries: Bernard M. Fox, Chairman, Robert M. Furek, Martha Clark Goss, Peter G. Kelly, Glen L. Urban and George M. Whitesides. The Audit Committee's meetings include, as a matter of course, private sessions with the Company's independent certified public accountants and internal auditors. The Audit Committee recommends the selection of independent accountants to the Board of Directors and is concerned with the scope and quality of audit and quarterly reviews performed by the independent accountants as well as other services provided by them to the Company. The Audit Committee monitors the Company's policy on ethics and business conduct, the integrity of officers, accounting policies, internal controls and the quality of accounting and published financial statements. Three meetings of the Audit Committee were held in 1997, and three meetings have been scheduled for 1998.

     The Environmental & Safety Committee is composed of the following six members: George M. Whitesides, Chairman, Charles H. Curl, Edgar G. Hotard, Peter
G. Kelly, Jean-Francois Saglio and Glen L. Urban. The Environmental & Safety Committee monitors and evaluates the Company's environmental and safety policies and practices and makes recommendations in respect thereof to the Board of Directors. Three meetings of the Environmental & Safety Committee were held in 1997, and three meetings have been scheduled for 1998.

     During 1997, each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors.

COMPENSATION OF DIRECTORS

     In 1997, each director of the Company who was not an officer of the Company or a subsidiary received (a) a fee of $1,000 for each meeting of the Board (with the exception of meetings not held at the Company's headquarters, for which a fee of $2,000 was paid), and (b) a fee of $1,000 for each meeting of a permanent committee of the Board. For 1997, the annual retainers for serving on the Board of Directors of the Company and for serving as Chairman of a permanent committee were $20,000 and $4,000, respectively. Under the 1996 Non-Employee Directors' Stock Plan, as amended, each director receives 50% of his or her annual retainer in the form of Common Stock and may also elect to receive all or a portion of the remainder of his or her retainer in the form of Common Stock.

     Pursuant to the 1994 Stock Plan for Outside Directors, on December 31, 1997, each outside director was granted 200 shares of the Company's Common Stock. As of December 31, 1997, the value of 200 shares of the Company's Common Stock was $8,523.

CERTAIN TRANSACTIONS AND LEGAL MATTERS

     Updike, Kelly & Spellacy, P.C., a law firm of which Mr. Kelly is chairman, rendered legal services to the Company during 1997. The fees paid by the Company to Updike, Kelly & Spellacy, P.C. for services rendered in 1997 totaled less than $1,000.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table contains information concerning compensation paid or to be paid to the chief executive officer ("CEO") and the other four most highly compensated executive officers of the Company for services rendered to the Company and its subsidiaries during the past three completed fiscal years.

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                                             -------------------------------
                                        ANNUAL COMPENSATION                              AWARDS
                          ------------------------------------------------   -------------------------------
        NAME AND                                           OTHER ANNUAL(2)   RESTRICTED STOCK     OPTIONS          ALL OTHER
   PRINCIPAL POSITION     YEAR   SALARY($)(1)   BONUS($)   COMPENSATION($)     AWARDS($)(3)         (#)        COMPENSATION($)(4)
------------------------  ----   ------------   --------   ---------------   ----------------   ------------   ------------------
K. Grahame Walker,        1997      615,563     461,670          9,025            373,438          55,000            168,321
  Chairman, President     1996      576,250     429,190          8,398            340,625               0            156,464
    and
  Chief Executive         1995      581,438     280,320          8,295            296,000               0            133,401
    Officer
Kathleen Burdett,         1997      247,000     156,730            789            164,313          10,000             63,057
  Vice President and      1996      237,000     146,260            742            136,250               0             46,179
  Chief Financial         1995      237,750      93,910            431            175,750               0             42,894
    Officer
Ronald C. Benham,         1997      209,000     151,591              0            104,563          10,000              4,750
  Vice President and      1996      198,500      32,502              0             95,375               0              4,633
  Senior Division         1995      191,500      79,250              0             80,937               0              4,500
    President,
  Dexter Electronic
    Materials
R. Barry Gettins,         1997      226,375     122,380          3,320             74,688           5,000             46,121
  Senior Vice President,  1996      217,250     109,418          2,006            122,625               0             41,799
  Operations and          1995      210,750      59,941          1,939            104,062               0             40,317
  Technology Development
John D. Thompson,         1997      203,125     122,050          1,020            119,500           6,000             47,531
  Senior Vice President,  1996      193,750     120,400            974            114,450               0             38,410
  Strategic and Business  1995      189,000      71,340            949             80,938               0             35,912
  Development

---------------
(1) The salaries reported above for Mr. Walker and Ms. Burdett include payments received by them from Life Technologies, Inc. as directors' fees. The amounts of these payments were as follows: K. Grahame Walker -- $4,000 in 1996 and $16,000 in 1995 and Kathleen Burdett -- $4,500 in 1996 and $12,500
    in 1995. In April, 1996, at their request, Mr. Walker and Ms. Burdett discontinued receiving directors' fees from LTI.

(2) The other annual compensation reported above includes the amounts paid by the Company to the executive officers for reimbursement of income taxes incurred by the executive officers in connection with the term life insurance premiums paid by the Company on the executive officers' behalf.

(3) The restricted stock awards reported above, which were made pursuant to the 1994 Long Term Incentive Plan in 1997, show the dollar value of such awards on the date of grant. As of December 31, 1997, the aggregate number and value of restricted shares held by the named executive officers are as follows: K. Grahame Walker -- 42,174 shares, $1,821,389; Kathleen
    Burdett -- 18,922 shares, $817,194; Ronald C. Benham -- 11,430 shares, $493,633; R. Barry Gettins -- 12,420 shares, $536,389; and John D.
    Thompson -- 12,522 shares, $540,794. Unless and until the restricted shares are forfeited, dividends will be paid on such shares. Additional information regarding the restricted shares issued to the named executive officers is set forth on pages 9-10 of this proxy statement.

(4) The other compensation reported above is composed of four principal components: (a) the contribution payable under the Dexter ESPRIT Plan, (b) the benefit payable under the Amended and Restated Retirement Equalization Plan, (c) term life insurance premiums and (d) the contribution payable under the Dexter 401(k) Savings Plan. The respective amounts for each of the named executive officers are as follows: K. Grahame Walker -- $19,948, $137,585, $10,788 and $0; Kathleen Burdett -- $19,796, $42,372, $889 and $0;
    Ronald C. Benham -- $0, $0, $0 and $4,750; R. Barry Gettins -- $19,867, $22,286, $3,968 and $0; and John D. Thompson -- $19,823, $26,488, $1,220 and
    $0.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table discloses information concerning individual grants of stock options made during the last completed fiscal year to the executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                             POTENTIAL
                                                                                        REALIZABLE VALUE AT
                                                                                          ASSUMED ANNUAL
                                                                                          RATES OF STOCK
                            NUMBER OF                                                   PRICE APPRECIATION
                            SECURITIES  % OF TOTAL OPTIONS                                FOR OPTION TERM
                            UNDERLYING      GRANTED TO      EXERCISE                    -------------------
                             OPTIONS        EMPLOYEES         PRICE       EXPIRATION       5%         10%
           NAME             GRANTED(#)    IN FISCAL YEAR    ($/SHARE)        DATE        ($)(a)     ($)(a)
--------------------------- ----------  ------------------  ---------    ------------   --------    -------
K. Grahame Walker..........   18,333           27.1%        $ 29.9375     May 1, 2003   $186,660    423,467
                              18,333           27.1%        $ 29.9375     May 1, 2004   $223,435    520,698
                              18,334           27.1%        $ 29.9375     May 1, 2005   $262,063    627,686
Kathleen Burdett...........    3,333            4.9%        $ 29.9375     May 1, 2003   $ 33,935     76,988
                               3,333            4.9%        $ 29.9375     May 1, 2004   $ 40,621     94,665
                               3,334            4.9%        $ 29.9375     May 1, 2005   $ 47,656    114,143
Ronald C. Benham...........    3,333            4.9%        $ 29.9375     May 1, 2003   $ 33,935     76,988
                               3,333            4.9%        $ 29.9375     May 1, 2004   $ 40,621     94,665
                               3,334            4.9%        $ 29.9375     May 1, 2005   $ 47,656    114,143
R. Barry Gettins...........    1,666            2.5%        $ 29.9375     May 1, 2003   $ 16,963     38,482
                               1,666            2.5%        $ 29.9375     May 1, 2004   $ 20,317     47,346
                               1,667            2.5%        $ 29.9375     May 1, 2005   $ 23,828     57,072
John D. Thompson...........    2,000            3.0%        $ 29.9375     May 1, 2003   $ 20,363     46,197
                               2,000            3.0%        $ 29.9375     May 1, 2004   $ 24,375     56,804
                               2,000            3.0%        $ 29.9375     May 1, 2005   $ 28,588     68,472

---------------
(a) The five percent and ten percent rates of appreciation were set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's Common Stock.

     The option grants described in the foregoing table were made pursuant to The Dexter Corporation 1988 Stock Option Plan (the "Option Plan"). On May 1, 1997, three grants of stock options were made to each of the above-named executive officers. The first grant will vest on May 1, 1998, the second grant will vest on May 1, 1999, and the third grant will vest on May 1, 2000. All grants become exercisable without regard to any performance-based conditions upon vesting. All options expire five years after vesting. The exercise price for all options granted in 1997 under the Option Plan is the fair market value per share of the Company's Common Stock on the date of grant and is not subject to change. The Option Plan does not permit the grant of stock appreciation rights, or other instruments, in tandem with options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The table set forth below discloses certain information concerning the exercise of stock options during the last completed fiscal year by the executive officers named in the Summary Compensation Table as well as certain information concerning the number and value of unexercised options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                   NUMBER OF                VALUE OF
                                                             SECURITIES UNDERLYING        UNEXERCISED
                                                                  UNEXERCISED             IN-THE-MONEY
                                                               OPTIONS AND SARS         OPTIONS AND SARS
                                                                 AT FY-END(#)           AT FY-END($)(a)
                                 SHARES                      ---------------------     ------------------
                              ACQUIRED ON        VALUE           EXERCISABLE/             EXERCISABLE/
           NAME               EXERCISE(#)       REALIZED         UNEXERCISABLE           UNEXERCISABLE
---------------------------  --------------     --------     ---------------------     ------------------
K. Grahame Walker..........      26,333         $187,426         86,834/55,000         $1,666,296/$728,750
Kathleen Burdett...........       3,000         $ 30,884         14,334/10,000         $ 273,452/$132,500
Ronald C. Benham...........       6,166         $ 48,692         19,334/10,000         $ 371,639/$132,500
R. Barry Gettins...........          --               --         29,000/ 5,000         $ 548,563/$ 66,250
John D. Thompson...........          --               --          9,000/ 6,000         $ 164,938/$ 79,500

---------------
(a) The value of unexercised options was determined using the closing price of the Company's common stock as of December 31, 1997.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The table set forth below discloses certain information concerning the grant of restricted shares of the Company's Common Stock during the last completed fiscal year to the executive officers named in the Summary Compensation Table. The grants were made pursuant to the Company's 1994 Long Term Incentive Plan.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                              PERFORMANCE          ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                             NUMBER OF         OR OTHER                        PRICE-BASED PLANS
                           SHARES, UNITS     PERIOD UNTIL      -------------------------------------------------
                             OR OTHER        MATURATION OR     THRESHOLD(b)        TARGET(c)        MAXIMUM(c)
          NAME                RIGHTS           PAYOUT(a)       (# OF SHARES)     (# OF SHARES)     (# OF SHARES)
-------------------------  -------------     -------------     -------------     -------------     -------------
K. Grahame Walker........      6,250           May 1, 2000         1,562             6,250             6,250
                               6,250           May 1, 2003         1,562             6,250             6,250
Kathleen Burdett.........      2,750           May 1, 2000           687             2,750             2,750
                               2,750           May 1, 2003           687             2,750             2,750
Ronald C. Benham.........      1,750           May 1, 2000           438             1,750             1,750
                               1,750           May 1, 2003           438             1,750             1,750
R. Barry Gettins.........      1,250           May 1, 2000           312             1,250             1,250
                               1,250           May 1, 2003           312             1,250             1,250
John D. Thompson.........      2,000           May 1, 2000           500             2,000             2,000
                               2,000           May 1, 2003           500             2,000             2,000

---------------
(a) The restricted shares reported in this table were granted to the named executive officers on May 1, 1997, and are subject to two types of restrictions: (a) restrictions based on the achievement by the Company of certain financial targets during the three year period commencing on January 1, 1997 and ending on December 31, 1999 ("performance target restrictions"), and (b) restrictions based on continuous employment by the Company over specified periods of time ("time-lapse restrictions"). Seventy-five percent of the restricted shares granted to each executive officer are subject to both performance target restrictions and time-lapse restrictions. The remaining twenty-five percent are subject solely to time-lapse restrictions, which will lapse if the executive officer remains in the Company's employment through the date set forth in this column.

(b) If the Company fails to achieve at least 85% of the financial targets established for the performance target restrictions, then all the shares subject to performance target restrictions will be forfeited. Thus, the "Threshold" amount shown in this column is the number of restricted shares which are subject solely to time-lapse restrictions.

(c) The "Target" amount reflects the number of shares for which the performance restrictions will lapse if the Company achieves 100% of the financial targets. No additional shares will be awarded if the Company achieves more than 100% of the financial targets. Accordingly, the "Maximum" amount is the same as the "Target" amount.

PENSION PLANS

     The Company maintains The Dexter Pension Plan for the employees of certain divisions. Employees are eligible to participate in the pension plan after one year of service and after attaining age 21 and become fully vested after five years of service. The annual benefit payable upon normal retirement is equal to the sum of: (i) 1.5% of a participant's average compensation times the participant's years of service prior to January 1, 1976; (ii) 1% of the participant's average annual compensation times the participant's years of service after December 31, 1975; and (iii) .5% of the participant's average annual compensation in excess of Social Security covered compensation times the participant's years of service after December 31, 1975. For purposes of calculating the annual benefit, a participant shall be credited with no more than 35 years of service. The annual benefit payable upon normal retirement (age
65) is reduced or increased, respectively, if the participant elects an early or postponed retirement. Mr. Walker, while employed by a division of the Company, participated in the pension plan and Mr. Benham, as an employee of a division of the Company, participates in the pension plan. The estimated annual benefits payable under the pension plan to Mr. Walker and Mr. Benham upon normal retirement are $47,018 and $77,654, respectively. Ms. Burdett, Mr. Gettins and Mr. Thompson are not participants in the Company's pension plan.

     Mr. Thompson, while an employee of LTI, participated in the LTI Pension Plan. Mr. Thompson is fully vested in the LTI Pension Plan. Under the LTI Pension Plan, normal retirement age is 65, and actuarially reduced benefits are available to participants who are age 55 and have ten years of service. In general, under the LTI Pension Plan the participant accrues an annual retirement benefit equal to 1% of the participant's final five-year average LTI compensation times the number of years of service credited after October 31, 1975. Eligible compensation is defined as salary, hourly wages, bonus and commissions. The estimated annual benefits payable to Mr. Thompson under the LTI Pension Plan upon normal retirement are $23,201.

     The Company has a supplemental retirement plan intended to provide retirement benefits, supplementing those provided under other plans, to certain executive officers and key employees. The executive officers named in the Summary Compensation Table are participants in the supplemental retirement plan. Upon retirement, participants are entitled to receive an annual benefit equal to 55% of their average final compensation (the annual average of (a) salaries, and (b) cash incentive payments, during the highest 60 consecutive calendar months of a participant's last ten years as a participant in the plan) less all other retirement benefits received (including the full primary Social Security benefit and all retirement benefits from other Company-related plans and plans of other employers). Unless otherwise stipulated by the Board of Directors, such annual benefit will be reduced ratably for employment of less than, and will not be increased for employment of more than, 20 years of service with the Company.

     The following table shows the estimated annual benefit (prior to an offset for other retirement benefits received) which participants are entitled to receive under the supplemental retirement plan, on a straight life annuity basis assuming retirement at age 65 in the indicated compensation classification with certain years of service. If the annual retirement benefits payable to a participant under other Company-related plans and plans of other employers (plus his or her primary Social Security benefit) exceed the annual retirement benefit shown in the table, the participant will instead receive the benefits payable under those other plans.

  AVERAGE                              YEARS OF SERVICE
   FINAL         ------------------------------------------------------------
COMPENSATION        15           20           25           30           35
------------     --------     --------     --------     --------     --------
   125,000       $ 51,563     $ 68,750     $ 68,750     $ 68,750     $ 68,750
   150,000         61,875       82,500       82,500       82,500       82,500
   175,000         72,188       96,250       96,250       96,250       96,250
   200,000         82,500      110,000      110,000      110,000      110,000
   225,000         92,813      123,750      123,750      123,750      123,750
   250,000        103,125      137,500      137,500      137,500      137,500
   300,000        123,750      165,000      165,000      165,000      165,000
   350,000        144,375      192,500      192,500      192,500      192,500
   400,000        165,000      220,000      220,000      220,000      220,000
   450,000        185,625      247,500      247,500      247,500      247,500
   500,000        206,250      275,000      275,000      275,000      275,000

     The number of credited years of service as of December 31, 1997 is 32 for
K. Grahame Walker, 16 for Kathleen Burdett, 30 for Ronald C. Benham, 24 for R. Barry Gettins, and 19 for John D. Thompson.

SEVERANCE AGREEMENTS

     The Company has entered into agreements with the executive officers named in the Summary Compensation Table and with certain other executive officers and key employees of the Company which, in the event of a change of control, provide for certain benefits in the following circumstances: (i) involuntary termination of the individual's employment within 395 days of the change in control for reasons other than death, permanent disability, attainment of age 65 or cause;
(ii) resignation within 395 days of the change of control for good reason; and
(iii) resignation for any reason during the thirty-day period immediately preceding the expiration of the severance period. In such circumstances, the employee shall be entitled to a severance payment equal to a certain percentage (100% in the case of Ronald C. Benham and 200% in the case of the other executive officers named in the Summary Compensation Table) of (i) the employee's base salary at the time of termination or resignation, and (ii) the highest annual incentive compensation paid in any of the three full years immediately prior to the change of control. In addition, the employee will be entitled to a continuation of certain employee welfare benefits for a certain period (one year in the case on Ronald C. Benham and two years in the case of the other executive officers named in the Summary Compensation Table) provided by the Company on the date of the change in control, and the employee will be credited with a certain number of additional years of service (one in the case of Ronald C. Benham and two in the case of the other executive officers named in the Summary Compensation Table) for retirement income plan purposes. The employees are also entitled to receive additional payments, if necessary, to reimburse the employee for (i) any legal expenses, plus interest thereon, incurred in enforcing or defending a severance agreement, and (ii) any excise tax liability that may be imposed by reason of Section 4999 of the Internal Revenue Code. For purposes of the severance agreements, the term "change of control" generally means: (i) the Company is merged, consolidated or reorganized into or with another corporation or other legal person, or sells or otherwise transfers substantially all of its assets to another corporation or other legal person, and as a result of such merger, consolidation, reorganization, sale or transfer of assets less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction is held in the aggregate by the holders of voting stock of the Company immediately prior to such transaction; (ii) a person acquires beneficial ownership of 19% or more of the Company's Common Stock; (iii) a contract or transaction is entered into which will result in a change of control within two years; or (iv) the Company's Board of Directors changes within a two year period such that the directors at the beginning of such two year period do not constitute a majority of the directors at the end of such two year period.

                REPORT OF COMPENSATION & ORGANIZATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation & Organization Committee ("Compensation Committee") is responsible for, among other things, establishing the compensation policies applicable to executive officers of the Company. The Compensation Committee is composed exclusively of outside directors. There are presently five members:
Robert M. Furek, Chairman, Henrietta Holsman Fore, Bernard M. Fox, Martha Clark Goss and Edgar G. Hotard.

OVERALL POLICY

     The Company's executive compensation program is designed to be linked to corporate performance and returns to shareholders. Of particular importance to the Company is its ability to grow and enhance its competitiveness for the rest of the decade and beyond. Shorter term performance, although scrutinized by the Compensation Committee, stands behind the issue of furthering the Company's strategic goals. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to growth of the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and shareholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions as well as overall business results.

     Each year the Compensation Committee conducts a full review of the Company's executive compensation program. This review includes a comprehensive evaluation, based on compensation surveys prepared by independent compensation consultants, of the competitiveness of the Company's compensation program and a comparison of the Company's executive compensation to a peer group of public corporations (the "Compensation Peer Group") which, in the view of the Compensation Committee, represent the Company's most direct competitors for executive talent. There are currently 19 companies in the Compensation Peer Group, which is subject to occasional change as the Company or its competitors change their focus, merge or are acquired, or as new competitors emerge. It is the Compensation Committee's policy to target overall compensation for executive officers of the Company at a level which is at the median paid for such positions by the Compensation Peer Group. A variety of other factors, however, including position and time in position, experience, and both Company performance and individual performance, will have an impact on individual compensation amounts.

     The Compensation Committee believes that the Compensation Peer Group represents the group of companies for which remuneration data is available that compete most directly with the Company for executive talent. It should be noted that, while there are overlaps, the Compensation Peer Group is composed of a different group of companies than is contained in either of the indices used in the performance graph contained in this proxy statement.

     The Compensation Committee approves the compensation of the executive officers of the Company, including the individuals whose compensation is detailed in this proxy statement, and reviews the compensation policies and pay practices employed with respect to all the Company's other executive-level employees. This is designed to ensure consistency throughout the executive compensation program.

     The key elements of the Company's executive compensation program in 1997 consisted of base salary, annual incentive compensation and long term incentive compensation in the form of stock options and restricted stock awards. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to the CEO, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, insurance and other benefits, as well as the programs described below.

BASE SALARIES

     Base salaries for executive officers are established by evaluating, on an annual basis, the performance of such individuals (which evaluation involves management's consideration of such factors as responsibilities of the position held, contribution toward achievement of the strategic plan, attainment of specific individual objectives, interpersonal managerial skills and civic involvement), and by reference to the marketplace for executive talent, including a comparison to base salaries for comparable positions at companies within the Compensation Peer Group.

     In establishing the CEO's base salary, the Compensation Committee took into account the salaries of chief executive officers at companies within the Compensation Peer Group and the strong earnings growth of the Company during the past year, which was the direct result of the CEO's leadership in restructuring the Company and reducing its cost structure. Based upon this evaluation, the Compensation Committee established a base salary of $630,000 for the period commencing April 1, 1997 and ending March 31, 1998, an increase of 10.1% over the $572,250 base salary paid to him during the immediately preceding 12 month period. It should be noted that, at the request of the CEO, the Committee did not increase the CEO's base salary in 1996. Thus, for a two year period, beginning on April 1, 1995 and ending on March 31, 1997, the CEO's salary remained constant at $572,250. The Committee believes that the increase in the CEO's base salary in 1997 was fully justified and consistent with its overall compensation philosophy.

ANNUAL INCENTIVE COMPENSATION

     Annual incentive compensation accounts for a significant percentage of each executive officer's compensation. Executive officers of the Company (other than the CEO) participate in the Company's Executive Incentive Compensation Plan, and the CEO participates in the Company's Senior Management Executive Incentive Plan, which was designed to conform with the requirements of Internal Revenue Code Section 162(m) and approved by the Company's shareholders in 1996. (These plans are collectively referred to herein as the "EIC Plans"). The EIC Plans are designed to compensate executives for performance that increases shareholder value over time, and are reviewed annually by the Compensation Committee.

     Each of the EIC Plans has two performance components: (1) corporate and/or division financial performance and (2) an assessment of the executive's individual performance. Each year the Compensation Committee reviews the specific financial measures to be used and approves the target payout amounts for all executive officers of the Company. The target payouts are determined by reference to each executive's job classification as determined pursuant to a Hay point system. The Hay point system evaluates jobs according to the knowledge required to do the job, the intensity of thinking needed to solve the problems commonly faced, and the accountability of the position. In 1997, the sole financial measure for corporate financial performance, which was approved by the Compensation Committee, was earnings per share. The financial measures used in 1997 for individual divisions, on the other hand, included several from a variety of factors, such as sales growth, growth in operating earnings, and return on investment. These factors were weighted differently for each division to reflect the corporate management's assessment of those issues that were in need of emphasis, all in accordance with the Company's strategic plan.

     The executive officers named in the Summary Compensation Table (other than the CEO) were eligible to receive incentive compensation payouts in 1997 of 60% of their base salaries in the event that financial performance targets were fully achieved. Such payouts were subject to further adjustment, up or down, based upon management's assessment of individual performance. Based upon these factors, the actual payout amounts for these individuals ranged from 54% to 72% of their base salaries.

     The CEO was eligible to receive an incentive compensation payout in 1997 equal to 75% of his base salary, which is the same as last year. There was no reduction or increase in the CEO's incentive compensation payout based on an assessment of the CEO's individual performance. Because earnings per share met the targeted amount established by the Compensation Committee for 1997, a target that, in the opinion of the Compensation Committee, was aggressive and required significant efforts on the part of the CEO, the CEO's actual payout was approximately 75% of his base salary, or $461,670. This represents an increase from the $429,190 of incentive compensation paid to the CEO in 1996. It should be emphasized that the Company's

EIC Plans are pay-for-performance plans and, as a result, payments under such plans vary from year to year depending upon the Company's financial performance. In years in which performance targets have been met, such as in 1996 and 1997, there has been a full payout of incentive compensation to the CEO. On the other hand, in years in which the targets have not been met, such payouts have been reduced. In 1995, for example, when the Company failed to fully achieve its performance targets, the CEO received an incentive compensation payment of $280,320, or 50% of his base salary that year.

     Because the purpose of the EIC Plans is to reward performance that increases shareholder value over time, the Compensation Committee requires that the overall corporate return to shareholders, apart from unusual items, exceeds the cost of capital for the Company as a whole before any executive incentive compensation is paid. There are also minimum thresholds established for payouts to corporate and division employees.

STOCK OPTIONS

     The third component of executive compensation is the Company's stock option plan, pursuant to which the Company has granted to executive officers and other senior management options to purchase shares of its Common Stock. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant, vest over three years and expire five years from the date of vesting.

     A total of 130,000 options were granted to executive officers and other senior management in 1997 under the Company's stock option plan, 55,000 of which were granted to the CEO and 31,000 of which were granted (in the aggregate) to the four other executive officers named in the Summary Compensation Table. The number of stock options granted in 1997 were determined by reference to the long term compensation for comparable positions at companies within the Compensation Peer Group and based upon an assessment of individual performance.

RESTRICTED STOCK AWARDS

     The final component of executive compensation is the Company's 1994 Long Term Incentive Plan, pursuant to which, in 1997, the Company granted restricted stock awards to executive officers and other senior management.

     A total of 55,000 shares of restricted stock were granted to executive officers and other senior management in 1997, 12,500 of which were granted to the CEO and 15,500 of which were granted (in the aggregate) to the four other executive officers named in the Summary Compensation Table. The number of restricted stock awards granted in 1997 were determined by reference to the long term compensation for comparable positions at companies within the Compensation Peer Group and based upon an assessment of individual performance.

     Restricted stock awards are intended to align the interests of executives with those of the shareholders. The shares of restricted stock issued to executive officers and other senior management in 1997 are subject to two types of restrictions: (a) restrictions based on the achievement by the Company of certain financial performance targets during the three year period commencing on January 1, 1997 and ending on December 31, 1999 ("performance target restrictions") and (b) restrictions based on continuous employment of the recipient over a specified period of time ("time-lapse restrictions"). Seventy-five percent of the restricted shares issued in 1997 are subject to both performance target restrictions and time-lapse restrictions. The remaining 25 percent of the restricted shares are subject solely to time-lapse restrictions. This approach is intended to incentivize the creation of shareholder value over the long term.

     In 1995, the Compensation Committee established ownership guidelines of Dexter Common Stock for executive officers. Under these guidelines, by the end of 1998, each executive officer is expected to own Dexter Common Stock with a value of between two to four times his or her base salary, depending upon the individual's position with the Company.

DEDUCTIBILITY OF COMPENSATION

     Internal Revenue Code Section 162(m), which was added to the Internal Revenue Code by the Omnibus Budget Reconciliation Act of 1993, limits the amount of compensation a corporation may deduct as a business expense. That limit, which applies to up to five executives individually, is $1 million per individual, per year, subject to certain specified exceptions. All compensation payments in 1997 to the five executive officers named in the Summary Compensation Table will be fully deductible. The Company has procedures in place, including an executive incentive plan which conforms to the requirements of Section 162(m), to assure that compensation paid to executive officers continues to be fully deductible in the future.

CONCLUSION

     Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock price appreciation over the long term. The Compensation Committee intends to continue and strengthen the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the fluctuations of the business cycle from time to time may result in an imbalance for a particular period.

                                          Compensation & Organization Committee

                                          Robert M. Furek, Chairman
                                          Henrietta Holsman Fore
                                          Bernard M. Fox
                                          Martha Clark Goss
                                          Edgar G. Hotard

PERFORMANCE GRAPH

     The following graph shows how an initial investment of $100 in the Company's Common Stock would have compared to an equal investment in the S&P 500 Index or in the S&P Specialty Chemicals Index over the five-year period beginning December 31, 1992 and ending December 31, 1997. The graph reflects reinvestment of all dividends.

     NOTE: The total shareholder return shown on the graph below is not necessarily indicative of future returns on the Company's Common Stock.

                            COMPARISON OF FIVE YEAR
                      CUMULATIVE TOTAL SHAREHOLDER RETURN

             (ASSUMING AN INVESTMENT OF $100 ON DECEMBER 31, 1992)

        MEASUREMENT PERIOD              THE DEXTER                             S&P CHEMICALS
      (FISCAL YEAR COVERED)             CORPORATION        S&P 500 INDEX           INDEX
1992                                     100.00              100.00              100.00
1993                                      94.34              110.08              114.02
1994                                      90.67              111.53               99.54
1995                                     102.21              153.45              130.83
1996                                     142.08              188.68              134.19
1997                                     197.76              251.63              166.17

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of five members: Robert M. Furek, Chairman, Henrietta Holsman Fore, Bernard M. Fox, Martha Clark Goss and Edgar G. Hotard. None of the members of the Compensation Committee is an officer, employee or former officer or employee of the Company or its subsidiaries. In 1997, none of the members of the Compensation Committee had any relationship requiring disclosure pursuant to Item 402(j)(3) of Regulation S-K of the Securities and Exchange Commission.

                    (2) RATIFICATION OF SELECTION OF AUDITOR

     The Board of Directors, upon recommendation of its Audit Committee, has selected the firm of Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), independent certified public accountants, to audit the accounts of the Company for the year 1998, and it is proposed that the selection of such firm be ratified by the shareholders at the annual meeting.

     Coopers & Lybrand audited the accounts of the Company and certain employee benefit plans for the year 1997. In connection with its audit function, Coopers & Lybrand reviewed the Company's 1997 quarterly and annual reports to its shareholders and certain filings with the Securities and Exchange Commission. In addition, during 1997, Coopers & Lybrand provided other professional services to the Company.

     The Audit Committee approved in advance the nature of the professional services for which the Company retained the firm of Coopers & Lybrand, considering the possible effect of such retention on the independence of such firm, and has determined that the services provided were within the scope of such approval.

     Representatives of Coopers & Lybrand are expected to be present at the meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF COOPERS & LYBRAND AS AUDITOR OF THE ACCOUNTS OF THE COMPANY FOR THE YEAR 1998.

                          (3) CHANGE OF CORPORATE NAME

     The Board of Directors has unanimously approved, subject to shareholder approval, an amendment to Article I of the Company's Restated Certificate of Incorporation to change the name of the Company from "The Dexter Corporation" to "Dexter Corporation". The purpose of the change is to streamline the name and thereby enhance the Company's identity. Under Connecticut law, the affirmative vote of a majority of the votes cast on the amendment at the annual meeting is required to approve this proposed amendment to the Company's Restated Certificate of Incorporation. Upon approval by the shareholders, the proposed amendment to the Restated Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Connecticut, which is expected to occur promptly after the annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "DEXTER CORPORATION".

                               (4) OTHER MATTERS

     The Board of Directors does not know of any matters which will be presented for action at the annual meeting other than those described above and matters incident to the conduct of the annual meeting. If, however, any other matters should come before the annual meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.

                           PROPOSALS OF SHAREHOLDERS

     In order to be considered for inclusion in the Company's proxy statement and form of proxy relating to next year's annual meeting of shareholders, proposals of shareholders intended to be presented for action at that meeting must be received at the principal executive offices of The Dexter Corporation, One Elm Street, Windsor Locks, Connecticut 06096, marked for the attention of the Secretary, by November 10, 1998.

     Under the Company's Bylaws, notice of any other matter intended to be presented by a shareholder for action at next year's annual meeting must be addressed to the principal executive offices of The Dexter Corporation, One Elm Street, Windsor Locks, Connecticut 06096, marked for the attention of the Secretary, and must contain the information required by the Bylaws. The notice must be received at the principal executive offices during the period from December 18, 1998 through February 5, 1999, unless next year's annual meeting is called for a date prior to February 5, 1999, in which case notice must be received within fifteen days of when notice of the annual meeting is given.

                           ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K to the Securities and Exchange Commission for 1997 will be sent without charge after March 31, 1998 to any shareholder upon written request directed to:

                                          The Dexter Corporation
                                          Attention: Secretary
                                          One Elm Street
                                          Windsor Locks, CT 06096

                                          By order of the Board of Directors,

                                          BRUCE H. BEATT,
                                          Secretary

PROXY                        THE DEXTER CORPORATION                        PROXY

                       WINDSOR LOCKS, CONNECTICUT, U.S.A.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints K. Grahame Walker, Bernard M. Fox, and George
M. Whitesides, or any one or more of them, with power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of the shareholders of The Dexter Corporation (the "Company") to be held on April 23, 1998, and at any adjournments thereof, with all powers which the undersigned would possess if personally present, and to vote, as and to the extent indicated below all shares of stock which the undersigned may be entitled to vote at said meeting or any adjournments thereof, upon all matters that may properly come before the meeting, including the matters listed on the reverse side of this card which are more fully described in the Notice of Annual Meeting and Proxy Statement relating to said meeting. The shares represented by this Proxy will be voted as and to the extent directed on the reverse side hereof. If no directions are given, the proxies will vote: (A) FOR the election of all listed director nominees, (B) FOR the ratification of auditors, (C) FOR the amendment to the Company's restated Certificate Of Incorporation to change the Company's name and (D) at their discretion on any other matter that may properly come before the meeting.

If you do not sign and return a proxy, or attend the meeting, your shares cannot be voted.

                                      (Continued and to be signed on other side)

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_______________________________________________________________________________

                                                                Please mark
                                                              your votes as  [X]
                                                               indicated in
                                                                the example

The Board of Directors recommends a vote "FOR" Items 1, 2 and 3.

ITEM 1. ELECTION OF ALL DIRECTOR NOMINEES: Robert M. Furek, Martha Clark Goss and Edgar G. Hotard (Page 3-4)

         FOR all nominees listed             WITHHOLD AUTHORITY
         above *(except as                   to vote for all nominees
         marked to the contrary).            listed above.
                  [ ]                                 [ ]

*EXCEPTIONS
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

_______________________________________________________________________________


ITEM 2. RATIFICATION OF AUDITORS            ITEM 3. CHANGE OF CORPORATE NAME

        FOR      AGAINST     ABSTAIN                FOR      AGAINST     ABSTAIN
        [ ]        [ ]         [ ]                  [ ]        [ ]         [ ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOU DO NOT SIGN AND RETURN A PROXY, OR ATTEND THE MEETING, YOUR SHARES CANNOT BE VOTED.

Signature ________________________ Signature ___________________ Date _________

Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

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